                                                                    Exhibit 99.1

                                                               PRESS INFORMATION



                                                           FOR IMMEDIATE RELEASE
                                                              NASDAQ SYMBOL MXIM

Contact:           John F. Gifford, Chairman,
                   President and Chief Executive Officer
                   (408) 737-7600

                       MAXIM REPORTS REVENUES AND EARNINGS
                   FOR THE FOURTH QUARTER AND FISCAL YEAR 2003
                         AND DOUBLES QUARTERLY DIVIDEND
                     FROM $0.04 PER SHARE TO $0.08 PER SHARE

      SUNNYVALE, CA - August 12, 2003 - Maxim Integrated Products, Inc., (MXIM) reported net revenues of $295.0 million for its fiscal fourth quarter ending June 28, 2003, an $8.8 million increase over the $286.2 million reported for the third quarter of fiscal 2003. Diluted earnings per share were $0.24 for the fourth quarter on net income of $81.7 million compared to diluted earnings per share of $0.23 on net income of $77.6 million reported for the third quarter of fiscal 2003. Dallas Semiconductor contributed 18.6% of the Corporation's fourth quarter earnings per share.

      For the 2003 fiscal year, Maxim reported net revenues of $1.153 billion compared to $1.025 billion for last year, a 12.5% increase. Net income for the 2003 fiscal year was $309.6 million compared to $259.2 million reported for fiscal 2002. Dallas Semiconductor contributed 16.8% of the Company's fiscal 2003 net income. Diluted earnings per share for the Company grew 24.7% from the $0.73 per share reported for fiscal 2002 to $0.91 per share in fiscal 2003.

                                    - more -

      During the fourth quarter of fiscal 2003, the Company repurchased 1.3 million shares of its common stock for $46.7 million and acquired $28.4 million of property and equipment. Year-end cash, cash equivalents, and short-term investments increased $107.3 million during the quarter to $1.2 billion and increased $398.5 million or 52.1% from the end of fiscal 2002. Accounts receivable increased by $2.9 million in the fourth quarter to $126.8 million on increased revenues, and inventories decreased $2.6 million to $121.2 million.

      Gross margin increased slightly from 69.9% in the third quarter to 70.0% in the fourth quarter after increasing inventory reserves $2.7 million. Operating margin increased from 39.2% in the third quarter to 40.1% in the fourth quarter. Operating margin for Dallas Semiconductor improved from 24.4% in the third quarter to 30.7% in the fourth quarter. Research and development expense increased to $67.2 million or 22.8% of net revenues in the fourth quarter, compared to $66.8 million or 23.3% of net revenues in the third quarter. The increase in research and development spending was the result of hiring additional engineers and increased spending to support new product development efforts. Selling, general and administrative expenses remained relatively unchanged during the quarter.

      Fourth quarter bookings were approximately $313 million. Turns orders received in the quarter were $161 million (turns orders are customer orders that are for delivery within the same quarter and may result in revenue within the same quarter if the Company has available inventory that matches those orders). Fourth quarter ending backlog shippable within the next 12 months was approximately $227 million, including approximately $199 million requested for shipment in the first quarter of fiscal 2004. The Company's third quarter ending backlog shippable within the next 12 months was approximately $219 million, including approximately $196 million that was requested for shipment in the fourth quarter.

                                    - more -

      Jack Gifford, Chairman, President, and Chief Executive Officer, commented on the fiscal year: "Maxim's net revenues for the 2003 fiscal year increased 12% from fiscal 2002 net revenues, and our diluted earnings per share for the year were up 25% for the same period. Revenues for Dallas Semiconductor grew 4% year over year, and their earnings per share grew 42%. As a comparison, Maxim without Dallas Semiconductor saw revenue growth of 15% year over year and earnings per share growth of 21%. The Company's gross margins and operating margins improved year over year as we controlled costs and improved efficiencies. Unlike many semiconductor companies, Maxim has been highly profitable during the industry downturn, in part because of the success of our proprietary products and in part because of our effective expense management."

      Mr. Gifford continued: "Maxim remained committed to investing in new product and process development this year, with an annual R&D expense of 23.6% of net revenues. Our continued focus on R&D resulted in the introduction of 1959 engineering man-months of new products this past product announcement year, and we have had important design wins in the next generation of cellular phones, digital cameras, 802.11 wireless LAN, high-speed data networks, flat panel displays, and other new electronics. We believe that Maxim continues to be well positioned to gain market share as corporate and consumer spending levels improve and our customers become more confident."

      Mr. Gifford concluded: "With consideration for our stockholders and the Company's profitability, strong cash position, and business outlook, the Company's Board of Directors has increased this quarter's dividend from $0.04 per share to $0.08 per share. Payment will be made on September 5, 2003 to stockholders of record on August 22, 2003."


                                       ***

                                    - more -

      Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve risk and uncertainty. They include the Company's positioning to gain market share, increased confidence among the Company's customers, and the Company's profitability and business outlook. Actual results could differ materially from those forecasted based upon, among other things, the Company's incorrectly assessing customer end-user demand, order cancellation levels, inventory levels, consumption levels for the Company's products and general market conditions; market developments that could adversely affect the growth of the mixed-signal analog market, such as declines in customer forecasts or greater than expected cyclical downturns within the mixed-signal analog segment of the semiconductor market; and the Company's being unable to sustain its successes in the markets its products are introduced in, as well as other risks described in the Company's Form 10K for the fiscal year ended June 29, 2002.

      All forward-looking statements included in this news release are made as of the date hereof, based on the information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

      Maxim Integrated Products is a leading international supplier of quality analog and mixed-signal products for applications that require real world signal processing.

                                      # # #

Consolidated Balance Sheets

(In thousands)                                                                6/28/03                  6/29/02
                                                                                                      (audited)
                                                                            -----------              -----------
Assets                  Current assets:
                           Cash and cash equivalents                        $   210,841              $   173,807
                           Short-term investments                               953,166                  591,694
                                                                            -----------              -----------
                           Total cash, cash equivalents
                              and short-term investments                      1,164,007                  765,501
                                                                            -----------              -----------
                           Accounts receivable, net                             126,760                  129,812
                           Inventories                                          121,192                  139,206
                           Deferred tax assets
                              and other current assets                          152,683                  201,145
                                                                            -----------              -----------
                                 Total current assets                         1,564,642                1,235,664
                                                                            -----------              -----------
                           Property, plant and equipment, at cost             1,507,546                1,432,184
                           Less accumulated depreciation                       (737,661)                (686,023)
                                                                            -----------              -----------
                              Net property, plant and equipment                 769,885                  746,161
                        Other assets                                             33,435                   28,987
                                                                            -----------              -----------
                                 Total assets                               $ 2,367,962              $ 2,010,812
                                                                            -----------              -----------
Liabilities and         Current liabilities:
Stockholders'              Accounts payable                                 $    42,041                 $ 45,284
Equity                     Accrued expenses                                     141,394                  145,927
                           Deferred income on
                              shipments to distributors                          21,582                   27,183
                           Income taxes payable                                  10,900                   10,633
                                                                            -----------              -----------
                                 Total current liabilities                      215,917                  229,027
                                                                            -----------              -----------
                        Deferred tax liabilities                                 77,633                   36,634
                        Other liabilities                                         4,000                    4,000
                                                                            -----------              -----------
                                 Total liabilities                              297,550                  269,661
                                                                            -----------              -----------
                        Stockholders' equity:
                           Common stock                                         112,497                   55,255
                           Retained earnings                                  1,956,491                1,686,816
                           Accumulated other
                              comprehensive income (loss)                         1,424                     (920)
                                                                            -----------              -----------
                                 Total stockholders' equity                   2,070,412                1,741,151
                                                                            -----------              -----------
                                 Total liabilities and
                                    stockholders' equity                    $ 2,367,962              $ 2,010,812
                                                                            -----------              -----------

Consolidated Statements of Income

(In thousands                            Three Months Ending               Twelve Months Ending
except per share data)
                                      6/28/03          6/29/02           6/28/03            6/29/02
                                    (unaudited)      (unaudited)                           (audited)
                                     --------         --------         ----------         ----------
Net revenues                         $295,029         $280,089         $1,153,219         $1,025,104
Cost of goods sold                     88,454           89,428            348,264            312,223
                                     --------         --------         ----------         ----------
      Gross margin                    206,575          190,661            804,955            712,881
                                         70.0%            68.1%              69.8%              69.5%
                                     --------         --------         ----------         ----------
Operating expenses:
   Research and
      development                      67,210           72,032            272,322            275,547
   Selling, general and
      administrative                   20,991           22,083             85,597             91,982
                                     --------         --------         ----------         ----------
      Operating income                118,374           96,546            447,036            345,352
                                         40.1%            34.5%              38.8%              33.7%
Interest income, net                    3,631            5,854             15,055             41,488
                                     --------         --------         ----------         ----------
      Income before provision
         for income taxes             122,005          102,400            462,091            386,840
Provision for income taxes             40,262           33,792            152,490            127,657
                                     --------         --------         ----------         ----------
      Net income                     $ 81,743         $ 68,608         $  309,601         $  259,183
                                     --------         --------         ----------         ----------
Basic earnings per share             $   0.25         $   0.21         $     0.96         $     0.80
                                     --------         --------         ----------         ----------
Shares used in the
   calculation of basic
   earnings per share                 324,821          321,273            322,106            325,527
                                     --------         --------         ----------         ----------
Diluted earnings per share           $   0.24         $   0.20         $     0.91         $     0.73
                                     --------         --------         ----------         ----------
Shares used in the
   calculation of diluted
   earnings per share                 344,882          349,387            341,253            355,821
                                     --------         --------         ----------         ----------
Dividends declared per share         $   0.04         $     --         $     0.08         $       --
                                     --------         --------         ----------         ----------

                     MAXIM INTEGRATED PRODUCTS, INCORPORATED
                                 COMPANY PROFILE

NASDAQ Symbol: MXIM    -    Founded 1983    -    Public since: February 29, 1988

OPERATIONS
Corporate Offices:     120 San Gabriel Drive, Sunnyvale, California 94086

U.S. Sales Offices:    Sunnyvale and Costa Mesa, CA; Wheeling, IL; Roswell, GA;
                       Chelmsford, MA; Austin and Dallas, TX; Beaverton, OR;
                       Horsham, PA

Foreign Offices:       Munich, Germany; Tokyo, Japan; London, UK; Paris, France;
                       Taipei, Taiwan; Seoul, South Korea; Hong Kong; Singapore;
                       Milan, Italy; Beijing, China; Stockholm, Sweden; Zurich,
                       Switzerland; Viborg, Denmark; Helsinki, Finland

PRODUCTS

Maxim designs, develops, manufactures and markets a broad range of linear and mixed-signal integrated circuits for use in a variety of electronic products. Maxim circuits "connect" the real world and the digital world by detecting, measuring, amplifying, and converting real world and communication signals, such as temperature, pressure, sound, voice, or light into the digital signals necessary for computer and DSP processing.

                                              -   MAXIM SERVES APPROXIMATELY
                                                  35,000 CUSTOMERS WORLDWIDE.

                                              -   MAXIM HAS DEVELOPED MORE
                                                  PRODUCTS THAN ANY OTHER ANALOG
[GRAPHIC]                                         COMPANY IN THE PAST 18 YEARS.

                                              -   MAXIM IS RECOGNIZED AS THE
                                                  LEADER IN CMOS ANALOG AND
                                                  BIPOLAR HIGH-FREQUENCY
                                                  TECHNOLOGIES.

                                              -   68% INTERNATIONAL SALES FOR
                                                  Q4 FY03.

FINANCIAL HIGHLIGHTS (In thousands, except EPS)

                               FY1999              FY2000              FY2001              FY2002              FY2003
                               ------              ------              ------              ------              ------
Net Revenues                $ 1,002,849         $ 1,376,085         $ 1,576,613         $ 1,025,104         $ 1,153,219
Net Income                  $   265,281         $   373,083         $   334,939         $   259,183         $   309,601
Shares                          344,360             359,548             361,620             355,821             341,253
Diluted EPS                 $      0.77         $      1.04         $      0.93         $      0.73         $      0.91
Cash and Short-Term
Investments                 $   710,074         $   896,936         $ 1,220,352         $   765,501         $ 1,164,007
Total Assets                $ 1,603,122         $ 2,087,438         $ 2,430,531         $ 2,010,812         $ 2,367,962
Stockholders' Equity        $ 1,369,449         $ 1,719,939         $ 2,101,154         $ 1,741,151         $ 2,070,412
ROE                                22.1%               24.2%               17.5%               13.5%               16.2%
Market Cap                  $11,026,352         $25,276,091         $14,535,766         $13,391,992         $11,870,840

RESEARCH COVERAGE
A.G. Edwards, Brett Miller (314) 955-2620                       Morgan Stanley, Louis Gerhardy (415) 576-2391
CIBC, Richard Schafer, (720) 554-1119 and                       Pacific Crest Securities, Michael McConnell (503) 790-7788
       Daniel Gelbtuch (212) 667-8108                           Pacific Growth Equities, Jim Liang (415) 274-6889
Credit Suisse First Boston, Michael Masdea (415) 836-7779       Salomon Smith Barney, Clark Westmont (415) 951-1886
Deutsche Banc Alex Brown, Ross Seymore (212) 469-8463           SoundView Financial Group, Scott Randall (203) 462-7246
Fulcrum Global Partners, Clark Fuhs (415) 248-2549              U.S. Bancorp Piper Jaffray, Tore Svanberg (650) 838-1411
Investec, Bobby Burleson (212) 898-7716                         Wedbush Morgan Securities, David Wu (213) 688-4547
JMP Securities, Krishna Shankar (415) 835-8971                  William Blair & Company LLC, Jeff Rosenberg (312) 364-8342
Lehman Brothers, Joseph To (415) 274-5242
Merrill Lynch, Joseph Osha (415) 676-3510
Midwest Research, Woody Calleri (216) 592-1902